Exhibit 99.2

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008

Operating Revenues:
Electric	$1,395	$1,469
Gas	521	612
Total operating revenues	1,916	2,081

Operating Expenses:
Fuel	274	302
Purchased power	233	287
Gas purchased for resale	383	459
Other operations and maintenance	421	430
Depreciation and amortization	174	169
Taxes other than income taxes	110	113
Total operating expenses	1,595	1,760
Operating Income	321	321

Other Income and Expenses:
Miscellaneous income	16	19
Miscellaneous expense	(4)	(4)
Total other income	12	15

Interest Charges	118	100

Income Before Income Taxes	215	236

Income Taxes	70	87

Net Income	145	149

Less: Net Income Attributable to Noncontrolling Interests	4	11

Net Income Attributable to Ameren Corporation	$141	$138

Earnings per Common Share - Basic and Diluted	$0.66	$0.66

Average Common Shares Outstanding	212.7	208.7

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)
	Three Months Ended
	March 31,
	2009	2008
Cash Flows From Operating Activities:
Net income	$145	$149
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of emission allowances	-	(2)
Net mark-to-market gain on derivatives	(51)	(16)
Depreciation and amortization	176	180
Amortization of nuclear fuel	12	11
Amortization of debt issuance costs and premium/discounts	4	5
Deferred income taxes and investment tax credits, net	32	23
Other	(1)	(1)
Changes in assets and liabilities:
Receivables	119	(52)
Materials and supplies	185	179
Accounts and wages payable	(245)	(80)
Taxes accrued, net	29	4
Assets, other	45	63
Liabilities, other	128	44
Pension and other postretirement benefits	36	22
Counterparty collateral, net	(53)	(88)
Taum Sauk costs, net of insurance recoveries	(24)	(112)
Net cash provided by operating activities	537	329

Cash Flows From Investing Activities:
Capital expenditures	(424)	(420)
Nuclear fuel expenditures	(3)	(102)
Purchases of securities - nuclear decommissioning trust fund	(203)	(89)
Sales of securities - nuclear decommissioning trust fund	200	86
Purchases of emission allowances	(2)	(2)
Net cash used in investing activities	(432)	(527)

Cash Flows From Financing Activities:
Dividends on common stock	(82)	(133)
Capital issuance costs	(3)	-
Dividends paid to noncontrolling interest holders	(8)	(10)
Short-term debt, net	(177)	145
Redemptions, repurchases, and maturities of long-term debt	-	(19)
Issuances:
Common stock	28	46
Long-term debt	349	-
Net cash provided by financing activities	107	29

Net change in cash and cash equivalents	212	(169)
Cash and cash equivalents at beginning of year	92	355

Cash and cash equivalents at end of period	$304	$186

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31,	December 31,
	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$304	$92
Accounts receivable - trade, net	554	502
Unbilled revenue	247	427
Miscellaneous accounts and notes receivable	318	292
Materials and supplies	657	842
Mark-to-market derivative assets	324	207
Current portion of regulatory assets	159	79
Other current assets	194	153
Total current assets	2,757	2,594
Property and Plant, Net	16,781	16,567
Investments and Other Assets:
Nuclear decommissioning trust fund	223	239
Goodwill	831	831
Intangible assets	160	167
Regulatory assets	1,682	1,653
Other assets	637	606
Total investments and other assets	3,533	3,496
TOTAL ASSETS	$23,071	$22,657

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$380	$380
Short-term debt	997	1,174
Accounts and wages payable	519	813
Taxes accrued	83	54
Interest accrued	167	107
Mark-to-market derivative liabilities	273	155
Other current liabilities	462	380
Total current liabilities	2,881	3,063
Long-term Debt, Net	6,900	6,554
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,159	2,131
Accumulated deferred investment tax credits	97	100
Regulatory liabilities	1,296	1,291
Asset retirement obligations	412	406
Pension and other postretirement benefits	1,514	1,495
Other deferred credits and liabilities	539	438
Total deferred credits and other liabilities	6,017	5,861
Ameren Corporation Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,812	4,780
Retained earnings	2,241	2,181
Accumulated other comprehensive income	6	-
Total Ameren Corporation stockholders' equity	7,061	6,963
Noncontrolling Interest	212	216
Total equity	7,273	7,179

TOTAL LIABILITIES AND EQUITY	$23,071	$22,657